EXHIBIT 23.1





                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------



To the Board of Directors and Shareholders of Celerity Systems, Inc.
Knoxville, Tennessee


We hereby consent to the use of our audit report dated June 14, 2002 for the year ended December 31, 2001 which is incorporated in this Form SB-2 of Celerity Systems, Inc. We also consent to all references to our firm in this Form SB-2.




/s/ HJ & Associates, LLC
------------------------
HJ & Associates, LLC
Salt Lake City, Utah
June 27, 2002